UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

CHINA GREEN AGRICULTURE, INC.

(Exact name of Registrant as specified in charter)

Nevada	000-18606	36-3526027
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3rd Floor, Borough A, Block A.
No.181 South Taibai Road
Xi’an, Shaanxi Province
People’s Republic of China        710065
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (011)-86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 21, 2008, the Board of Directors of China Green Agriculture, Inc. (the “Company”) passed a resolution by unanimous written consent to approve the resignation of Mr. Yu Hao from his position as the Chief Financial Officer of the Company, effective on April 23, 2008. Mr. Hao’s resignation was not a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

On the same date, the Board appointed Mr. Henry Huan Chen as the Company’s Chief Financial Officer, effective on April 23, 2008.

Pursuant to Section 4.15 of the Securities Purchase Agreement and Section 3.2 of the Holdback Escrow Agreement by and among the Company and thirty-one accredited investors (the “Investors”) dated December 26, 2007 (the “Closing Date”) for a private placement of $20,519,255, the Company was obligated to hire a permanent qualified Chief Financial Officer who has a working familiarity with (i) US GAAP and (ii) auditing procedures and compliance for United States public companies (“CFO Criteria”) no later than three months following the Closing Date (the “CFO Deadline”).

Such CFO Deadline was extended by thirty days to April 25, 2008 without the incurrence of any liquidated damages to the Company by a Waiver and Consent on April 4, 2008 by and among the Company and a majority of the Investors.

Mr. Chen signed an employment agreement to serve in the Company’s CFO position for a three-year term and will receive the following compensation:

1.	An annual salary of $150,000;
2.
Options to purchase 40,000 shares of the Common Stock of the Company, exercisable at $6.00 per share with 12,000 options vesting on June 29, 2008 and 28,000 options vesting on July 1, 2009, for an exercise term of two years. If his employment is terminated prior to the vesting date, any unvested options will be terminated.

3.	Car service for daily commutation and business purposes.

Set forth below is Mr. Chen’s background:

Mr. Henry Huan Chen, age 33, worked as the chief financial officer of Vtion Wireless Technology AG, a wireless products developer and distributor in the People’s Republic of China, since October 2007. Mr. Chen supervised its accounting and financing divisions and contributed substantially to the company’s overseas listing process. During the period from December 2006 to October 2007, Mr. Chen assisted and worked with the CEO and COO on accounting and finance and investor communications at Vesta China, the China branch of a US-based wireless online services company. Mr. Chen also worked as a financial controller at Bokee.com from October 2005 to November 2006 and as a manager at IFM Consulting from September 2004 to October 2005, where he was involved in a Sarbanes Oxley 404 project for a NASDAQ listed IT company. Prior to that, Mr. Chen was employed by Ernst and Young/Arthur Andersen’s Beijing Office as a staff/senior auditor from September 1999 until February 2003. Mr. Chen is currently a Level III Chartered Financial Analyst (CFA) candidate, a member of the Association of Chartered Certified Accountants (ACCA) of the UK and a member of the China Institute of Certified Public Accountants (CICPA). In 2004, Mr. Chen graduated from the University of Sydney with the Master’s in Commerce degree in finance and he received a Bachelor of Economics in accounting from Zhongnan University of Finance and Economics in 1997.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

 The following are filed as exhibits to this report:

Exhibit No.	Description
Exhibit 10.1	Employment Agreement, dated April 21, 2008, by and among the Company and Mr. Henry Huan Chen.

Exhibit 10.2	Option Agreement, dated April 21, 2008, by and among the Company and Mr. Henry Huan Chen.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2008

CHINA GREEN AGRICULTURE, INC. (Registrant)

By:	/s/ Tao Li
Tao Li,
President and Chief Executive Officer